Exhibit 99.1
For Immediate Release
First Interstate BancSystem, Inc. Reports Third Quarter Earnings
Billings, MT - October 25, 2023 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) (the “Company”) today reported financial results for the third quarter of 2023. For the quarter, the Company reported net income of $72.7 million, or $0.70 per share, which compares to net income of $67.0 million, or $0.65 per share, for the second quarter of 2023, and net income of $85.7 million, or $0.80 per share, for the third quarter of 2022.
There were no pre-tax acquisition costs in the second and third quarters of 2023, compared to pre-tax acquisition costs of $4.0 million in the third quarter of 2022, which were related to the acquisition of Great Western Bancorp, Inc. (“Great Western”), the parent company of Great Western Bank (“GWB”), which reduced earnings by $0.03 per share during the third quarter of 2022.
HIGHLIGHTS
•Net income of $72.7 million, or $0.70 per share, for the third quarter of 2023, compared to net income of $67.0 million, or $0.65 per share, for the second quarter of 2023.
•Total deposits increased $100.3 million, or 0.4%, to $23,679.5 million as of September 30, 2023 from $23,579.2 million as of June 30, 2023, resulting in a 1.6% annualized growth rate in deposits. The Company does not hold brokered deposits.
•Net interest margin decreased to 3.05% for the third quarter of 2023, a 4 basis point decrease from the second quarter of 2023. Net interest margin, on a fully taxable equivalent (“FTE”) basis,1 decreased to 3.07% for the third quarter of 2023, a 5 basis point decrease from the second quarter of 2023.
•Allowance for credit losses as a percentage of period-end loans held for investment increased to 1.24% at September 30, 2023 from 1.23% at June 30, 2023.
•Net charge-offs in the third quarter of 2023 were $1.1 million, or an annualized 0.02% of average loans outstanding, compared to net charge-offs of $11.4 million, or an annualized 0.25% of average loans outstanding, in the second quarter of 2023.
•Asset quality improved in the third quarter of 2023, resulting in an $8.7 million, or 1.4%, decrease in criticized loans as compared to the second quarter of 2023 and non-performing assets as a percentage of total assets improved in the third quarter of 2023 to 0.31% compared to 0.35% during the second quarter of 2023.
•Common equity tier 1 capital ratio2 was 11.02% in the third quarter of 2023, or a 26 basis point increase, compared to 10.76% in the second quarter of 2023, as a result of retained earnings and a modest decrease in risk-weighted assets.
•Changes in accumulated other comprehensive loss related to unrealized losses on available-for-sale securities partially offset by an increase in retained earnings, resulted in book value per common share of $29.38 as of September 30, 2023, compared to $29.72 as of June 30, 2023, and $28.77 as of September 30, 2022. As of September 30, 2023, the accumulated other comprehensive loss position is equal to $4.97 of book value per common share. Tangible book value per common share1 was $17.82 as of September 30, 2023, compared to $18.12 as of June 30, 2023 and $17.01 as of September 30, 2022.
“The strength of the franchise and balance sheet we have built enabled us to deliver another quarter of strong financial performance despite the impact of larger macroeconomic trends that continue to present challenges for the broader banking industry,” said Kevin P. Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We are executing well on our strategic priorities in the current environment, which enabled us to generate positive trends in a number of key areas including an increase in our total deposits, more stability in our net interest margin, lower expenses, improved asset quality, and an increase in regulatory capital ratios.
1 Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation to GAAP measures.
2 Preliminary estimate - may be subject to change.

“While we will remain conservative in our new loan production, we continue to believe that this is a favorable environment to add new commercial and retail customers throughout our markets given the financial strength, breadth of products and services, and superior level of service that we offer. We believe our continued success in adding new relationships will enhance our ability to generate long-term profitable growth and create additional value for our shareholders in the years to come,” said Mr. Riley.
DIVIDEND DECLARATION
On October 24, 2023, the Company’s board of directors declared a dividend of $0.47 per common share, payable on November 16, 2023, to common stockholders of record as of November 6, 2023. The dividend equates to a 7.2% annualized yield based on the $26.10 per share average closing price of the Company’s common stock as reported on NASDAQ during the third quarter of 2023.
NET INTEREST INCOME
Net interest income decreased $4.7 million, or 2.2%, to $213.7 million, during the third quarter of 2023, compared to net interest income of $218.4 million during the second quarter of 2023 and decreased $53.1 million, or 19.9%, during the third quarter of 2023 from the third quarter of 2022, primarily due to an increase in interest expense as a result of a higher levels and costs of interest-bearing liabilities.
•Interest accretion attributable to the fair valuation of acquired loans from acquisitions contributed to net interest income during the third quarter of 2023, the second quarter of 2023, and the third quarter of 2022, in the amounts of $5.2 million, $4.6 million, and $17.7 million, respectively.
The net interest margin ratio, on an FTE basis, was 3.07% for the third quarter of 2023, compared to 3.12% during the second quarter of 2023, and 3.71% during the third quarter of 2022. Excluding interest accretion from the fair value of acquired loans, on a quarter-over-quarter basis, the net interest margin ratio was 3.00%, a decrease of 5 basis points from the prior quarter, primarily driven by higher interest-bearing deposit costs, which was partially offset by loan yield expansion. Excluding interest accretion from the fair value of acquired loans, on a year-over-year basis, the net interest margin ratio decreased 47 basis points, primarily as a result of higher short-term borrowing costs, and higher interest-bearing deposit costs, which was partially offset by loan yield expansion and a modestly favorable change in the mix of earning assets.
(REDUCTION OF) PROVISION FOR CREDIT LOSSES
During the third quarter of 2023, the Company recorded a reduction of credit losses of $0.1 million, which included a provision for credit losses of $3.2 million on loans held for investment, reduction of credit losses for unfunded commitments of $2.0 million, and reduction of credit losses for investment securities of $1.3 million. This compares to a provision for credit losses of $11.7 million during the second quarter of 2023 and a provision for credit losses of $8.4 million during the third quarter of 2022.
For the third quarter of 2023, the allowance for credit losses included net charge-offs of $1.1 million, or an annualized 0.02% of average loans outstanding, compared to net charge-offs of $11.4 million, or an annualized 0.25% of average loans outstanding, for the second quarter of 2023, and net charge-offs of $12.0 million, or an annualized 0.27% of average loans outstanding, for the third quarter of 2022. Net loan charge-offs in the third quarter of 2023 were composed of charge-offs of $6.2 million and recoveries of $5.1 million.
The Company’s allowance for credit losses as a percentage of period-end loans held for investment increased to 1.24% at September 30, 2023 from 1.23% at June 30, 2023, and from 1.21% at September 30, 2022. Coverage of non-performing loans increased to 268.0% at September 30, 2023, compared to 242.0% at June 30, 2023 and increased from 247.7% at September 30, 2022.
NON-INTEREST INCOME

For the Quarter Ended	Sep 30, 2023	Jun 30, 2023	$ Change	% Change	Sep 30, 2022	$ Change	% Change
(Dollars in millions)
Payment services revenues	$19.2	$20.1	$(0.9)	(4.5)%	$20.4	$(1.2)	(5.9)%
Mortgage banking revenues	2.0	2.6	(0.6)	(23.1)	2.7	(0.7)	(25.9)
Wealth management revenues	8.7	8.8	(0.1)	(1.1)	8.5	0.2	2.4
Service charges on deposit accounts	6.0	5.8	0.2	3.4	5.7	0.3	5.3
Other service charges, commissions, and fees	2.2	2.4	(0.2)	(8.3)	4.7	(2.5)	(53.2)
Investment securities loss	—	(0.1)	0.1	100.0	(24.2)	24.2	100.0
Other income	3.9	4.5	(0.6)	(13.3)	5.1	(1.2)	(23.5)
Total non-interest income	$42.0	$44.1	$(2.1)	(4.8)%	$22.9	$19.1	83.4%

Non-interest income was $42.0 million for the third quarter of 2023, decreasing $2.1 million compared to the second quarter of 2023. Compared to the third quarter of 2022, non-interest income increased $19.1 million. The increase was primarily due to the realized loss of $24.2 million on the disposition of available-for-sale investment securities during the third quarter of 2022 when there were no such losses realized in the third quarter of 2023.
NON-INTEREST EXPENSE

For the Quarter Ended	Sep 30, 2023	Jun 30, 2023	$ Change	% Change	Sep 30, 2022	$ Change	% Change
(Dollars in millions)
Salaries and wages	$65.4	$68.1	$(2.7)	(4.0)%	$71.9	$(6.5)	(9.0)%
Employee benefits	19.7	19.3	0.4	2.1	19.6	0.1	0.5
Occupancy and equipment	17.0	17.3	(0.3)	(1.7)	17.1	(0.1)	(0.6)
Other intangible amortization	3.9	3.9	—	—	4.1	(0.2)	(4.9)
Other expenses	54.6	54.7	(0.1)	(0.2)	56.5	(1.9)	(3.4)
Other real estate owned expense	0.5	0.6	(0.1)	(16.7)	—	0.5	100.0
Acquisition related expenses	—	—	—	—	4.0	(4.0)	(100.0)
Total non-interest expense	$161.1	$163.9	$(2.8)	(1.7)%	$173.2	$(12.1)	(7.0)%
The Company’s non-interest expense was $161.1 million for the third quarter of 2023, a decrease of $2.8 million from the second quarter of 2023. The quarter-over-quarter decrease was primarily due to decreases in severance costs and incentive accruals included within salaries and wages during the second quarter of 2023.
Compared to the third quarter of 2022, non-interest expense decreased by $12.1 million. The decrease is partially due to the acquisition expenses incurred during the third quarter of 2022 related to the acquisition of GWB and partially due to lower severance and incentive accruals included within salaries and wages and lower advertising and donation expenses included within other expenses during the third quarter of 2023.
BALANCE SHEET
Total assets decreased $435.5 million, or 1.4%, to $30,540.8 million as of September 30, 2023, from $30,976.3 million as of June 30, 2023, primarily due to a decrease in investment securities and cash and cash equivalents which were used to paydown other borrowed funds. Total assets decreased $803.9 million, or 2.6%, from $31,344.7 million as of September 30, 2022, primarily due to a decrease in investment securities, partially offset by increases in loans held for investment.
Investment securities decreased $288.4 million, or 3.1%, to $8,887.2 million as of September 30, 2023, from $9,175.6 million as of June 30, 2023, primarily as a result of normal cash flow activity and declines in fair market values. Investment securities decreased $1,381.9 million, or 13.5%, from $10,269.1 million as of September 30, 2022, which was primarily the result of the disposition of $853.0 million of investment securities during the first quarter of 2023, normal cash flow activity, and declines in fair market values during the period.
The following table presents the composition and comparison of loans held for investment as of the quarters-ended:

	September 30, 2023	June 30, 2023	$ Change	% Change	September 30, 2022	$ Change	% Change
Real Estate:
Commercial	$8,766.2	$8,813.9	$(47.7)	(0.5)%	$8,026.9	$739.3	9.2%
Construction	1,930.3	1,836.5	93.8	5.1	2,023.0	(92.7)	(4.6)
Residential	2,212.2	2,198.3	13.9	0.6	2,127.7	84.5	4.0
Agricultural	731.5	755.7	(24.2)	(3.2)	800.9	(69.4)	(8.7)
Total real estate	13,640.2	13,604.4	35.8	0.3	12,978.5	661.7	5.1
Consumer:
Indirect	751.7	764.1	(12.4)	(1.6)	780.8	(29.1)	(3.7)
Direct and advance lines	142.3	144.0	(1.7)	(1.2)	155.0	(12.7)	(8.2)
Credit card	71.6	72.1	(0.5)	(0.7)	74.2	(2.6)	(3.5)
Total consumer	965.6	980.2	(14.6)	(1.5)	1,010.0	(44.4)	(4.4)
Commercial	2,925.1	3,002.7	(77.6)	(2.6)	2,966.1	(41.0)	(1.4)
Agricultural	690.5	688.0	2.5	0.4	658.2	32.3	4.9
Other, including overdrafts	5.0	1.7	3.3	194.1	3.8	1.2	31.6
Deferred loan fees and costs	(13.1)	(13.6)	0.5	(3.7)	(13.1)	—	—
Loans held for investment, net of deferred loan fees and costs	$18,213.3	$18,263.4	$(50.1)	(0.3)%	$17,603.5	$609.8	3.5%

The ratio of loans held for investment to deposits decreased modestly to 76.9%, as of September 30, 2023, compared to 77.5% as of June 30, 2023, and increased from 68.0% as of September 30, 2022.
Total deposits increased $100.3 million, or 0.4%, to $23,679.5 million as of September 30, 2023, from $23,579.2 million as of June 30, 2023. Total deposits decreased $2,205.3 million, or 8.5%, from $25,884.8 million as of September 30, 2022, with decreases in all categories with the exception of time deposits.
Securities sold under repurchase agreements decreased $40.4 million, or 4.3%, to $889.5 million as of September 30, 2023, from $929.9 million as of June 30, 2023, and decreased $186.1 million, or 17.3%, from $1,075.6 million as of September 30, 2022, as a result of normal fluctuations in the liquidity needs of the Company’s clients.
Other borrowed funds is comprised of Federal Home Loan Bank variable rate overnight and fixed rate borrowings with contractual tenors of up to five-months. Other borrowed funds decreased $522.0 million, or 20.2%, to $2,067.0 million as of September 30, 2023, from $2,589.0 million as of June 30, 2023, and increased $1,442.0 million from September 30, 2022, as a result of changes in total deposits and cash and cash equivalents.
The Company is considered to be “well-capitalized” as of September 30, 2023, having exceeded all regulatory capital adequacy requirements. During the third quarter of 2023, the Company paid regular common stock dividends of approximately $49.2 million, or $0.47 per share.
CREDIT QUALITY
As of September 30, 2023, non-performing assets decreased $11.0 million, or 10.3%, to $96.2 million, compared to $107.2 million as of June 30, 2023, primarily due to a decrease in non-accrual loans of $4.7 million, a decrease in accruing loans past due 90 days or more of $3.5 million, and a decrease in property classified as other real estate owned of $2.8 million.
Criticized loans decreased $8.7 million, or 1.4%, to $632.9 million as of September 30, 2023, from $641.6 million as of June 30, 2023.
NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, this press release contains the following non-GAAP financial measures that management uses to evaluate our performance relative to our capital adequacy standards: (i) tangible common stockholders’ equity; (ii) tangible assets; (iii) tangible book value per common share; (iv) tangible common stockholders’ equity to tangible assets; (v) average tangible common stockholders’ equity; (vi) return on average tangible common stockholders’ equity; and (vii) adjusted net interest margin ratio (FTE). Tangible common stockholders’ equity is calculated as total common stockholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible assets are calculated as total assets less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by common shares outstanding. Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets. Average tangible common stockholders’ equity is calculated as average stockholders’ equity less average goodwill and other intangible assets (excluding mortgage servicing rights). Return on average tangible common stockholders’ equity is calculated as net income available to common shareholders divided by average tangible common stockholders’ equity. Adjusted net interest margin ratio (FTE) is calculated as adjusted net FTE interest income divided by adjusted average interest earning assets. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. They also should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
The Company adjusts the most directly comparable capital adequacy GAAP financial measures to the non-GAAP financial measures described in subclauses (i) through (vi) above to exclude goodwill and other intangible assets (except mortgage servicing rights). To derive the non-GAAP financial measure identified in subclause (vii) above, the Company adjusts its net interest income to include its FTE interest income and exclude purchase accounting interest accretion on acquired loans. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators and to present on a consistent basis our and our acquired companies’ organic continuing operations without regard to acquisition costs and other adjustments that we consider to be unpredictable and dependent on a significant number of factors that are outside our control, are useful to investors in evaluating the Company’s performance because, as a general matter, they either do not represent an actual cash expense and are inconsistent in amount and frequency depending upon the timing and size of our acquisitions (including the size, complexity and/or volume of past acquisitions, which may drive the magnitude of acquisition related costs, but may not be indicative of the size, complexity and/or volume of future acquisitions or related costs), or they cannot be anticipated or estimated in a particular period (in particular as it relates to unexpected recovery amounts). This impacts the ratios that are important to analysts and allows investors to compare certain aspects of the Company’s capitalization to other companies.
See the Non-GAAP Financial Measures table included herein and the textual discussion for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our, Great Western’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that change over time and could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Furthermore, the following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release:
•new, or changes in, governmental regulations or policies;
•tax legislative initiatives or assessments;
•more stringent capital requirements, to the extent they may become applicable to us;
•changes in accounting standards;
•any failure to comply with applicable laws and regulations, including the Community Reinvestment Act and fair lending laws, the USA PATRIOT ACT, Office of Foreign Asset Control guidelines and requirements, the Bank Secrecy Act, and the related Financial Crimes Enforcement Network and Federal Financial Institutions Examination Council’s guidelines and regulations;
•lending and deposit risks and risks associated with sector concentrations;
•a decline in economic conditions that could reduce demand for our products and services and negatively impact the credit quality of loans;
•loan credit losses exceeding estimates;
•the soundness of other financial institutions;
•the ability to meet cash flow needs and availability of financing sources for working capital and other needs;
•a loss of deposits or a change in product mix that increases the Company’s funding costs;
•changes in interest rates;
•changes to United States trade policies, including the imposition of tariffs and retaliatory tariffs;
•competition from new or existing financial institutions and non-banks;
•variable interest rates tied to London Interbank Offered Rate that may no longer be available or may become unreliable;
•cyber-security risks, including “denial-of-service attacks,” “hacking,” and “identity theft” that could result in the disclosure of confidential information;
•privacy, information security, and data protection laws, rules, and regulations that affect or limit how we collect and use personal information;
•the potential impairment of our goodwill and other intangible assets;
•exposure to losses in collateralized loan obligation securities;
•exposure to losses in investment securities;
•our reliance on other companies that provide key components of our business infrastructure;
•events that may tarnish our reputation;
•the loss of the services of key members of our management team and directors;
•our ability to attract and retain qualified employees to operate our business;
•costs associated with repossessed properties, including environmental remediation;
•the effectiveness of our systems of internal operating controls;
•our ability to implement new technology-facilitated products and services or be successful in marketing these products and services to our clients;
•difficulties we may face in combining the operations of acquired entities or assets with our own operations or assessing the effectiveness of businesses in which we make strategic investments or with which we enter into strategic contractual relationships;
•incurrence of significant costs related to mergers and related integration activities;
•the volatility in the price and trading volume of our common stock;
•“anti-takeover” provisions and regulations, which may make it more difficult for a third party to acquire control of us even in circumstances that could be deemed beneficial to stockholders;
•changes in our dividend policy or our ability to pay dividends;
•our common stock not being an insured deposit;
•the potential dilutive effect of future equity issuances;
•the subordination of our common stock to our existing and future indebtedness;
•the ongoing impact of the COVID-19 pandemic and the U.S., state and local government’s response to the pandemic;

•changes in general economic conditions caused by inflation, recession, acts of terrorism, and outbreak of hostilities, or other international or domestic calamities, including wars or international conflicts with respect to which the United States may or may not be directly involved, unemployment, or other economic and geopolitical factors;
•the effect of global conditions, including the effect of the conflict between Israel and Hamas on the global economy, earthquakes, volcanoes, tsunamis, floods, fires, drought, and other natural catastrophic events; and
•the impact of climate change and environmental sustainability matters.
These factors are not necessarily all the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and included and described in more detail in our periodic reports filed with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended, under the caption “Risk Factors.” Interested parties are urged to read in their entirety such risk factors prior to making any investment decision with respect to the Company. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Third Quarter 2023 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss the results for the third quarter of 2023 at 11 a.m. Eastern Time (9 a.m. Mountain Time) on Thursday, October 26, 2023. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-888-259-6580; the access code is 19044427. To participate via the Internet, visit www.FIBK.com. The call will be recorded and made available for replay on October 26, 2023, after 1 p.m. Eastern Time (11 a.m. Mountain Time), through November 25, 2023, prior to 9 a.m. Eastern Time (7 a.m. Mountain Time), by dialing 1-877-674-7070. The replay access code is 044427. The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company focused on community banking. Incorporated in 1971 and headquartered in Billings, Montana, the Company operates banking offices, including detached drive-up facilities, in communities across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming, in addition to offering online and mobile banking services. Through our bank subsidiary, First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and others throughout the Company’s market areas.

Contact:	David Della Camera, CFA	NASDAQ: FIBK
	Director of Financial Planning and Analysis First Interstate BancSystem, Inc. (406) 255-5363 david.dellacamera@fib.com	www.FIBK.com (FIBK-ER)

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In millions, except % and per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	3Q23 vs 2Q23	3Q23 vs 3Q22
Net interest income	$213.7	$218.4	$238.9	$258.4	$266.8	(2.2)%	(19.9)%
Net interest income on a fully-taxable equivalent ("FTE") basis	215.4	220.2	240.7	260.7	268.9	(2.2)	(19.9)
(Reduction in) provision for credit losses	(0.1)	11.7	15.2	14.7	8.4	(100.9)	NM
Non-interest income:
Payment services revenues	19.2	20.1	18.7	19.4	20.4	(4.5)	(5.9)
Mortgage banking revenues	2.0	2.6	2.3	2.6	2.7	(23.1)	(25.9)
Wealth management revenues	8.7	8.8	9.0	8.4	8.5	(1.1)	2.4
Service charges on deposit accounts	6.0	5.8	5.2	4.9	5.7	3.4	5.3
Other service charges, commissions, and fees	2.2	2.4	2.4	2.9	4.7	(8.3)	(53.2)
Total fee-based revenues	38.1	39.7	37.6	38.2	42.0	(4.0)	(9.3)
Investment securities loss	—	(0.1)	(23.4)	—	(24.2)	100.0	100.0
Other income	3.9	4.5	2.2	3.4	5.1	(13.3)	(23.5)
Total non-interest income	42.0	44.1	16.4	41.6	22.9	(4.8)	83.4
Non-interest expense:
Salaries and wages	65.4	68.1	65.6	75.4	71.9	(4.0)	(9.0)
Employee benefits	19.7	19.3	22.8	17.3	19.6	2.1	0.5
Occupancy and equipment	17.0	17.3	18.4	17.9	17.1	(1.7)	(0.6)
Other intangible amortization	3.9	3.9	4.0	4.1	4.1	—	(4.9)
Other expenses	54.6	54.7	54.8	54.5	56.5	(0.2)	(3.4)
Other real estate owned expense	0.5	0.6	0.2	2.2	—	(16.7)	100.0
Acquisition related expenses	—	—	—	3.9	4.0	—	(100.0)
Total non-interest expense	161.1	163.9	165.8	175.3	173.2	(1.7)	(7.0)
Income before income tax	94.7	86.9	74.3	110.0	108.1	9.0	(12.4)
Provision for income tax	22.0	19.9	18.0	24.2	22.4	10.6	(1.8)
Net income	$72.7	$67.0	$56.3	$85.8	$85.7	8.5%	(15.2)%

Weighted-average basic shares outstanding	103,822	103,821	103,738	104,445	106,526	—%	(2.5)%
Weighted-average diluted shares outstanding	103,826	103,823	103,819	104,548	106,590	—	(2.6)
Earnings per share - basic	$0.70	$0.65	$0.54	$0.82	$0.80	7.7	(12.5)
Earnings per share - diluted	0.70	0.65	0.54	0.82	0.80	7.7	(12.5)

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In millions, except % and per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	3Q23 vs 2Q23	3Q23 vs 3Q22
Assets:
Cash and due from banks	$371.5	$479.0	$332.9	$349.2	$390.4	(22.4)%	(4.8)%
Interest-bearing deposits in banks	219.5	201.4	747.7	521.2	201.4	9.0	9.0
Federal funds sold	2.1	0.1	0.1	0.1	0.1	NM	NM
Cash and cash equivalents	593.1	680.5	1,080.7	870.5	591.9	(12.8)	0.2
Investment securities, net	8,887.2	9,175.6	9,425.5	10,397.9	10,269.1	(3.1)	(13.5)
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	189.5	210.4	214.5	198.6	131.9	(9.9)	43.7
Loans held for sale, at fair value	59.1	76.5	80.9	79.9	93.6	(22.7)	(36.9)
Loans held for investment	18,213.3	18,263.4	18,245.7	18,099.2	17,603.5	(0.3)	3.5
Allowance for credit losses	(226.7)	(224.6)	(226.1)	(220.1)	(213.0)	0.9	6.4
Net loans held for investment	17,986.6	18,038.8	18,019.6	17,879.1	17,390.5	(0.3)	3.4
Goodwill and intangible assets (excluding mortgage servicing rights)	1,214.1	1,218.0	1,221.9	1,225.9	1,229.0	(0.3)	(1.2)
Company owned life insurance	500.8	502.0	499.4	497.9	495.6	(0.2)	1.0
Premises and equipment	446.3	443.7	443.4	444.7	445.4	0.6	0.2
Other real estate owned	11.6	14.4	13.4	12.7	16.4	(19.4)	(29.3)
Mortgage servicing rights	29.1	29.8	30.1	31.1	31.8	(2.3)	(8.5)
Other assets	623.4	586.6	608.3	649.5	649.5	6.3	(4.0)
Total assets	$30,540.8	$30,976.3	$31,637.7	$32,287.8	$31,344.7	(1.4)%	(2.6)%

Liabilities and stockholders' equity:
Deposits	$23,679.5	$23,579.2	$24,107.0	$25,073.6	$25,884.8	0.4%	(8.5)%
Securities sold under repurchase agreements	889.5	929.9	970.8	1,052.9	1,075.6	(4.3)	(17.3)
Long-term debt	120.8	120.8	120.8	120.8	120.7	—	0.1
Other borrowed funds	2,067.0	2,589.0	2,710.0	2,327.0	625.0	(20.2)	230.7
Subordinated debentures held by subsidiary trusts	163.1	163.1	163.1	163.1	163.1	—	—
Other liabilities	535.4	473.1	405.7	476.6	470.0	13.2	13.9
Total liabilities	27,455.3	27,855.1	28,477.4	29,214.0	28,339.2	(1.4)	(3.1)
Stockholders' equity:
Common stock	2,484.9	2,481.4	2,478.7	2,478.2	2,477.4	0.1	0.3
Retained earnings	1,122.3	1,098.8	1,080.7	1,072.7	1,035.8	2.1	8.4
Accumulated other comprehensive loss	(521.7)	(459.0)	(399.1)	(477.1)	(507.7)	13.7	2.8
Total stockholders' equity	3,085.5	3,121.2	3,160.3	3,073.8	3,005.5	(1.1)	2.7
Total liabilities and stockholders' equity	$30,540.8	$30,976.3	$31,637.7	$32,287.8	$31,344.7	(1.4)%	(2.6)%

Common shares outstanding at period end	105,011	105,021	104,382	104,442	104,451	—%	0.5%
Book value per common share at period end	$29.38	$29.72	$30.28	$29.43	$28.77	(1.1)	2.1
Tangible book value per common share at period end**	17.82	18.12	18.57	17.69	17.01	(1.7)	4.8

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share (GAAP) at period end to tangible book value per common share (non-GAAP) at period end.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In millions, except %)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	3Q23 vs 2Q23	3Q23 vs 3Q22

Loans held for investment:
Real Estate:
Commercial	$8,766.2	$8,813.9	$8,680.8	$8,528.6	$8,026.9	(0.5)%	9.2%
Construction	1,930.3	1,836.5	1,893.0	1,944.4	2,023.0	5.1	(4.6)
Residential	2,212.2	2,198.3	2,191.1	2,188.3	2,127.7	0.6	4.0
Agricultural	731.5	755.7	769.7	794.9	800.9	(3.2)	(8.7)
Total real estate	13,640.2	13,604.4	13,534.6	13,456.2	12,978.5	0.3	5.1
Consumer:
Indirect	751.7	764.1	817.3	829.7	780.8	(1.6)	(3.7)
Direct	142.3	144.0	146.9	152.9	155.0	(1.2)	(8.2)
Credit card	71.6	72.1	71.5	75.9	74.2	(0.7)	(3.5)
Total consumer	965.6	980.2	1,035.7	1,058.5	1,010.0	(1.5)	(4.4)
Commercial	2,925.1	3,002.7	3,028.0	2,882.6	2,966.1	(2.6)	(1.4)
Agricultural	690.5	688.0	660.4	708.3	658.2	0.4	4.9
Other	5.0	1.7	1.6	9.2	3.8	194.1	31.6
Deferred loan fees and costs	(13.1)	(13.6)	(14.6)	(15.6)	(13.1)	(3.7)	—
Loans held for investment	$18,213.3	$18,263.4	$18,245.7	$18,099.2	$17,603.5	(0.3)%	3.5%

Deposits:
Non-interest-bearing	$6,402.6	$6,518.2	$6,861.1	$7,560.0	$8,163.3	(1.8)%	(21.6)%
Interest-bearing:
Demand	6,317.9	6,481.9	6,714.1	7,205.9	7,595.1	(2.5)	(16.8)
Savings	7,796.3	7,836.7	8,282.9	8,379.3	8,497.2	(0.5)	(8.2)
Time, $250 and over	817.1	657.9	526.5	438.0	319.3	24.2	155.9
Time, other	2,345.6	2,084.5	1,722.4	1,490.4	1,309.9	12.5	79.1
Total interest-bearing	17,276.9	17,061.0	17,245.9	17,513.6	17,721.5	1.3	(2.5)
Total deposits	$23,679.5	$23,579.2	$24,107.0	$25,073.6	$25,884.8	0.4%	(8.5)%

Total core deposits (1)	$22,862.4	$22,921.3	$23,580.5	$24,635.6	$25,565.5	(0.3)%	(10.6)%

(1) Core deposits are defined as total deposits less time deposits, $250 and over, and brokered deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In millions, except %)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	3Q23 vs 2Q23	3Q23 vs 3Q22

Allowance for Credit Losses:
Allowance for credit losses	$226.7	$224.6	$226.1	$220.1	$213.0	0.9%	6.4%
As a percentage of loans held for investment	1.24%	1.23%	1.24%	1.22%	1.21%
As a percentage of non-accrual loans	278.50	260.86	279.83	371.79	268.26

Net loan charge-offs during quarter	$1.1	$11.4	$6.2	$1.1	$12.0	(90.4)%	(90.8)%
Annualized as a percentage of average loans	0.02%	0.25%	0.14%	0.02%	0.27%

Non-Performing Assets:
Non-accrual loans	$81.4	$86.1	$80.8	$59.2	$79.4	(5.5)%	2.5%
Accruing loans past due 90 days or more	3.2	6.7	4.5	6.4	6.6	(52.2)	(51.5)
Total non-performing loans	84.6	92.8	85.3	65.6	86.0	(8.8)	(1.6)
Other real estate owned	11.6	14.4	13.4	12.7	16.4	(19.4)	(29.3)
Total non-performing assets	$96.2	$107.2	$98.7	$78.3	$102.4	(10.3)%	(6.1)%

Non-performing assets as a percentage of:
Loans held for investment and OREO	0.53%	0.59%	0.54%	0.43%	0.58%
Total assets	0.31	0.35	0.31	0.24	0.33

Non-accrual loans to loans held for investment	0.45	0.47	0.44	0.33	0.45

Accruing Loans 30-89 Days Past Due	$51.2	$49.5	$52.3	$62.3	$52.5	3.4%	(2.5)%

Criticized Loans:
Special Mention	$197.3	$221.9	$243.8	$290.4	$273.7	(11.1)%	(27.9)%
Substandard	414.6	386.9	355.0	316.2	277.7	7.2	49.3
Doubtful	21.0	32.8	22.8	8.5	25.5	(36.0)	(17.6)
Total	$632.9	$641.6	$621.6	$615.1	$576.9	(1.4)%	9.7%

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	Sep 30, 2023		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Annualized Financial Ratios (GAAP)
Return on average assets	0.94%		0.86%	0.71%	1.07%	1.07%
Return on average common stockholders' equity	9.20		8.44	7.25	11.16	10.49
Yield on average earning assets	4.63		4.52	4.43	4.24	3.99
Cost of average interest-bearing liabilities	2.09		1.88	1.46	0.89	0.40
Interest rate spread	2.54		2.64	2.97	3.35	3.59
Net FTE interest margin ratio	3.07		3.12	3.36	3.61	3.71
Efficiency ratio	61.48		60.95	63.38	57.07	58.37
Loans held for investment to deposit ratio	76.92		77.46	75.69	72.18	68.01

Annualized Financial Ratios - Operating** (Non-GAAP)
Tangible book value per common share	$17.82		$18.12	$18.57	$17.69	$17.01
Tangible common stockholders' equity to tangible assets	6.38%		6.40%	6.37%	5.95%	5.90%
Return on average tangible common stockholders' equity	15.04		13.69	11.87	18.67	16.93

Consolidated Capital Ratios
Total risk-based capital to total risk-weighted assets	13.18%	*	12.90%	12.63%	12.48%	12.50%
Tier 1 risk-based capital to total risk-weighted assets	11.02	*	10.76	10.52	10.45	10.49
Tier 1 common capital to total risk-weighted assets	11.02	*	10.76	10.52	10.45	10.49
Leverage Ratio	8.22	*	7.99	7.72	7.75	7.67

*Preliminary estimate - may be subject to change. The regulatory capital ratios presented include the assumption of the transitional method as a result of legislation by the U.S. Congress to provide relief for the economy and financial institutions in the United States from the COVID‑19 pandemic. The referenced relief ends on December 31, 2024 which allows a total five-year phase-in of the impact of CECL on capital and relief over the next two years for the impact on the allowance for credit losses resulting from the COVID‑19 pandemic.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share to tangible book value per common share, return on average common stockholders’ equity (GAAP) to return on average tangible common stockholders’ equity, and tangible common stockholders’ equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(In millions, except %)	Average Balance	Interest(2)	Average Rate	Average Balance	Interest(2)	Average Rate	Average Balance	Interest(2)	Average Rate
Interest-earning assets:
Loans (1)	$18,317.4	$251.5	5.45%	$18,351.5	$243.2	5.32%	$17,543.8	$220.2	4.98%
Investment securities
Taxable	8,877.6	66.0	2.95	9,139.2	66.1	2.90	10,581.1	64.7	2.43
Tax-exempt	190.4	0.9	1.88	192.9	1.0	2.08	238.5	1.2	2.00
Investment in FHLB and FRB stock	202.6	2.9	5.68	225.2	3.4	6.06	121.7	1.3	4.24
Interest-bearing deposits in banks	208.5	3.0	5.71	419.4	5.4	5.16	244.4	1.4	2.27
Federal funds sold	0.3	—	—	0.6	—	—	1.7	—	—
Total interest-earning assets	$27,796.8	$324.3	4.63%	$28,328.8	$319.1	4.52%	$28,731.2	$288.8	3.99%
Non-interest-earning assets	2,955.5			2,958.8			2,922.5
Total assets	$30,752.3			$31,287.6			$31,653.7
Interest-bearing liabilities:
Demand deposits	$6,361.5	$13.3	0.83%	$6,417.2	$9.9	0.62%	$7,824.3	$5.1	0.26%
Savings deposits	7,838.4	33.6	1.70	7,951.3	28.4	1.43	8,689.0	7.0	0.32
Time deposits	2,938.0	21.9	2.96	2,517.1	15.3	2.44	1,502.3	1.2	0.32
Repurchase agreements	895.2	1.7	0.75	1,020.6	1.5	0.59	1,107.7	0.8	0.29
Other borrowed funds	2,396.3	33.6	5.56	2,966.4	39.3	5.31	370.9	2.4	2.57
Long-term debt	120.8	1.5	4.93	120.8	1.4	4.65	120.4	1.5	4.94
Subordinated debentures held by subsidiary trusts	163.1	3.3	8.03	163.1	3.1	7.62	163.1	1.9	4.62
Total interest-bearing liabilities	$20,713.3	$108.9	2.09%	$21,156.5	$98.9	1.88%	$19,777.7	$19.9	0.40%
Non-interest-bearing deposits	6,401.2			6,521.9			8,212.6
Other non-interest-bearing liabilities	504.0			426.3			423.7
Stockholders’ equity	3,133.8			3,182.9			3,239.7
Total liabilities and stockholders’ equity	$30,752.3			$31,287.6			$31,653.7
Net FTE interest income (non-GAAP)(3)		$215.4			$220.2			$268.9
Less FTE adjustments (2)		(1.7)			(1.8)			(2.1)
Net interest income from consolidated statements of income		$213.7			$218.4			$266.8
Interest rate spread			2.54%			2.64%			3.59%
Net interest margin			3.05			3.09			3.68
Net FTE interest margin (non-GAAP)(3)			3.07			3.12			3.71
Cost of funds, including non-interest-bearing demand deposits (4)			1.59			1.43			0.28

(1) Average loan balances include loans held for sale and loans held for investment, net of deferred fees and costs, which include non-accrual loans. Interest income includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2) Management believes fully taxable equivalent, or FTE, interest income is useful to investors in evaluating the Company’s performance as a comparison of the returns between a tax-free investment and a taxable alternative. The Company adjusts interest income and average rates for tax exempt loans and securities to a FTE basis utilizing a 21.00% and 26.25% tax rate for 2023 and 2022, respectively.

(3) Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation to GAAP measures.
(4) Calculated by dividing total annualized interest on interest-bearing liabilities by the sum of total interest-bearing liabilities plus non-interest-bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As of or For the Quarter Ended
(In millions, except % and per share data)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total common stockholders' equity (GAAP)	(A)	$3,085.5	$3,121.2	$3,160.3	$3,073.8	$3,005.5
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,214.1	1,218.0	1,221.9	1,225.9	1,229.0
Tangible common stockholders' equity (Non-GAAP)	(B)	$1,871.4	$1,903.2	$1,938.4	$1,847.9	$1,776.5

Total assets (GAAP)		$30,540.8	$30,976.3	$31,637.7	$32,287.8	$31,344.7
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,214.1	1,218.0	1,221.9	1,225.9	1,229.0
Tangible assets (Non-GAAP)	(C)	$29,326.7	$29,758.3	$30,415.8	$31,061.9	$30,115.7

Average Balances:
Total common stockholders' equity (GAAP)	(D)	$3,133.8	$3,182.9	$3,147.0	$3,050.1	$3,239.7
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,216.0	1,219.8	1,223.8	1,226.9	1,230.9
Average tangible common stockholders' equity (Non-GAAP)	(E)	$1,917.8	$1,963.1	$1,923.2	$1,823.2	$2,008.8

Net interest income		$213.7	$218.4	$238.9	$258.4	$266.8
FTE interest income		1.7	1.8	1.8	2.3	2.1
Net FTE interest income	(F)	215.4	220.2	240.7	260.7	268.9
Less purchase accounting accretion		5.2	4.6	5.2	8.4	17.7
Adjusted net FTE interest income	(G)	$210.2	$215.6	$235.5	$252.3	$251.2

Average interest-earning assets	(H)	$27,796.8	$28,328.8	$29,059.4	$28,680.9	$28,731.2
Total quarterly average assets	(J)	30,752.3	31,287.6	32,010.9	31,716.0	31,653.7
Annualized net income available to common shareholders	(K)	288.4	268.7	228.3	340.4	340.0
Common shares outstanding	(L)	105,011	105,021	104,382	104,442	104,451

Return on average assets (GAAP)	(K) / (J)	0.94%	0.86%	0.71%	1.07%	1.07%
Return on average common stockholders' equity (GAAP)	(K) / (D)	9.20	8.44	7.25	11.16	10.49
Average common stockholders' equity to average assets (GAAP)	(D) / (J)	10.19	10.17	9.83	9.62	10.23
Book value per common share (GAAP)	(A) / (L)	$29.38	$29.72	$30.28	$29.43	$28.77
Tangible book value per common share (Non-GAAP)	(B) / (L)	17.82	18.12	18.57	17.69	17.01
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(B) / (C)	6.38%	6.40%	6.37%	5.95%	5.90%
Return on average tangible common stockholders' equity (Non-GAAP)	(K) / (E)	15.04	13.69	11.87	18.67	16.93
Net interest margin ratio (FTE) (Non-GAAP)	(F*) / (H)	3.07	3.12	3.36	3.61	3.71
Adjusted net interest margin ratio (FTE) (Non-GAAP)	(G*) / (H)	3.00	3.05	3.29	3.49	3.47

*Annualized

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5311
www.FIBK.com